Investor Contact: Mike Mullin, Director Investor Relations (972) 443-6636

Media Contact: Steve Boone, Director Global Communications and Public Affairs, (972) 443-6644

FOR IMMEDIATE RELEASE

Flowserve Announces Unified Operational Leadership Structure; Promotes

Thomas L. Pajonas to Chief Operating Officer

DALLAS, January 11, 2012 – Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced a new operational leadership structure, resulting in senior leadership changes, and certain 2011 financial data. Highlights include the following:

•	Forms unified operational leadership structure under newly created chief operating officer position

•	Thomas L. Pajonas promoted to chief operating officer

•	Thomas E. Ferguson to retire from company at end of 2012

•	Reaffirms 2011 full year EPS target range of $7.45 to $7.85

•	Full year 2011 bookings of $4.65 billion, up 10.0% compared to 2010

•	Fourth quarter 2011 bookings of $1.13 billion, up 9.2% compared to fourth quarter 2010

•	2011 year-end cash balance of approximately $325 million

Mark Blinn, Flowserve president and chief executive officer, said, “After seeing the significant benefits of consolidating our pump and mechanical seal businesses two years ago, unifying all of our flow control businesses under the leadership of a newly created chief operating officer position was the logical next step towards achieving our strategic goals. We believe this new leadership structure positions the company to better leverage operational excellence, cost reduction initiatives and internal synergies across our entire operating platform to drive further growth and increased shareholder value.”

Pajonas, formerly senior vice president and president of the Flow Control Division, will assume the role of chief operating officer and will be responsible for both the Flow Control Division and the Flow Solutions Group (including the Engineered Product Division and the Industrial Product Division), which comprise all company operations. He will retain the title of senior vice president and continue to report to Mark Blinn.

Blinn said, “Since joining the company in 2004, Tom Pajonas’ proven track record in producing operational process improvements to drive earnings growth makes him an ideal choice to become chief operating officer. In this new position, Tom will play a pivotal role in leading our focus on margin improvement and on-time customer deliveries.”

Ferguson, formerly senior vice president and president of the Flow Solutions Group, will remain with the company until his retirement at the end of the year in a special advisory role to Mark Blinn to assist with the transition and certain strategic initiatives.

Blinn said, “Under Tom Ferguson’s dedicated leadership, the company’s pump and seal operations have grown significantly and are positioned to deliver improved financial performance and returns to shareholders as the company moves forward. We thank him for his 25 years of outstanding service to the company.”

The company ended 2011 with a cash balance of approximately $325 million. This ending balance included the effects of approximately $109 million in share repurchases during the fourth quarter, reflecting the company’s recently announced policy of annually returning to shareholders 40% to 50% of its running two year average net earnings in the form of quarterly dividends or stock repurchases. The ending balance also reflected approximately $89 million spent for the acquisition of Lawrence Pumps Inc. in the fourth quarter.

Commenting on the reaffirmed 2011 EPS target range and the announced financial results, Blinn said, “I am proud of the outstanding efforts of our dedicated employees across the globe, and I thank them for their tireless work in taking care of our customers as we closed out the year. Our strong bookings performance for the fourth quarter builds on our positive momentum from the third quarter, positioning us well for 2012 and underscoring our confidence in our ability to capitalize on the opportunities presented by our markets. Our global sales force did another excellent job in 2011, and they remain a driving force behind our optimistic view of our 2012 growth prospects.”

The Company plans to announce its fourth quarter and full year 2011 financial results and file its 2011 Annual Report on Form 10-K on Wednesday, February 22, 2012.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our foreign subsidiaries autonomously conducting limited business operations and sales in certain countries identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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